UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019 (March 7, 2019)

RIMINI STREET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37397	36-4880301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On March 11, 2019, Rimini Street, Inc. filed a Current Report on Form 8-K (SEC Accession No. 0001635282-19-000006) relating to the issuance and sale of additional shares of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock, shares of the Company’s common stock and a convertible secured promissory note (the “Original 8-K”). The text of the Original 8-K was accurate. In addition, the Original 8-K correctly identified that it was being filed under Item 1.01 (Entry into a Material Definitive Agreement) and was accompanied by four exhibits (Exhibits 10.1, 10.2, 10.3 and 10.4). However, three additional Item numbers referenced in the body of the Original 8-K were inadvertently not tagged in EDGAR: Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 3.02 (Unregistered Shares of Equity Securities) and Item 9.01 (Financial Statements and Exhibits). The sole purpose of this amendment to correctly tag and refile the Original 8-K in EDGAR as a filing under Items 1.01, 2.03, 3.02 and 9.01. The full text of the Original 8-K and its four exhibits are attached hereto.
Explanatory Note from Original 8-K
As previously announced in July 2018, in connection with a private placement, Rimini Street, Inc. (the “Company”) authorized and filed a Certificate of Designations of 13.00% Series A Redeemable Convertible Preferred Stock with the State of Delaware setting forth the rights, preferences, privileges, qualifications, restrictions and limitations of up to 180,000 shares of 13.00% Series A Redeemable Convertible Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”), of which 140,000 shares were issued and sold in July 2018 (the “July 2018 Private Placement”).
On March 7, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), with an accredited investor (the “Purchaser”) and issued, on substantially the same terms as the July 2018 Private Placement, 6,500 shares of the Company’s Series A Preferred Stock, 134,483 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a convertible secured promissory note (the “Promissory Note”), with no principal amount outstanding at issuance that solely collateralizes amounts, if any, that may become payable by the Company pursuant to certain redemption provisions of the Series A Preferred Stock, for an aggregate purchase price equal to $6,500,000 in cash (prior to taking into account a discount of $325,000 to the face value of the shares of Series A Preferred Stock). The Company and the Purchaser also entered into a Registration Rights Agreement requiring the Company to register the resale of the shares of Common Stock and Series A Preferred Stock within 120 days after the issuance and including customary “piggyback” registration rights, indemnification, contribution, and assignment provisions.

In connection with the issuance of the Promissory Note for the benefit of the Purchaser, the Company entered into the First Amendment to Security Agreement, by and among the Company, as a grantor, the other grantors party thereto from time to time and Victory Park Management, LLC, as administrative agent for the secured parties, which amended the Security Agreement, dated July 19, 2018, to include the Promissory Note (the “Amendment”).

The shares of Common Stock and Series A Preferred Stock and the Promissory Note were offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchaser. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in the Explanatory Note and the information under forth in Item 2.03 regarding the Promissory Note are hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the completion of the private placement described in the Explanatory Note, the Company issued the Promissory Note to the Purchaser, creating a direct financial obligation of the Company.

The information set forth in the Explanatory Note regarding the Security Agreement is hereby incorporated by reference into this Item 2.03.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in the Explanatory Note is hereby incorporated by reference into this Item 3.02.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement, the Promissory Note and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of such documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated into Items 1.01, 2.03 and 3.02 by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated March 7, 2019
10.2	Registration Rights Agreement, dated March 7, 2019
10.3	Form of Convertible Secured Promissory Note
10.4	First Amendment to Security Agreement, dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019	Rimini Street, Inc.

	By:	/s/ Seth A. Ravin
	Name:	Seth A. Ravin
	Title:	Chief Executive Officer